UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21st 2017

BLACKPOLL FLEET INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185572	99-0367603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8411 West Oakland Park Blvd. Suite 201 Sunrise, FL		33351
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 940-6812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Registrant, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Registrant disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On July 21st, 2017, Blackpoll Fleet International, Inc. (the “Registrant”) entered into a Consignment Agreement with Jet Aviation Components & Aircraft International, Inc. (“Jet”). Jet grants Registrant the exclusive right to sell Inventory during term of Agreement. Registrant shall pay Jet fifty percent (50%) of the proceeds after expenses not to exceed $ 17,000 per month are paid from the sale of the Inventory. Registrant must sell minimum $ 300,000 per year to maintain exclusivity.

The Consignment Agreement contains usual and customary representations and warranties. The representations and warranties contained in the Consignment Agreement were a material inducement for the parties to close this Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Consignment Agreement by and among the Registrant and Jet dated July 21st 2017

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKPOLL FLEET INTERNATIONAL, INC.

Date: July 27th 2017
	By:	/s/ Dan Oran
Dan Oran
Chief Executive Officer

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